Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robin Stoecker	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5044	(650) 846-5747
rstoecker@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

SECOND QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., June 17, 2004 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the world’s largest independent business integration software company, today announced results for its second fiscal quarter ended May 30, 2004. Total revenues for the second quarter were $81.2 million. License revenues for the second quarter were $45.3 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $9.6 million or $.05 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the second fiscal quarter of $11.0 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.05 for the quarter. Non-GAAP results exclude stock-based compensation charges and amortization of acquired intangibles, and assume a non-GAAP effective tax rate of 38%.

“Increasingly, companies are turning to TIBCO to help derive value out of their existing assets, gain operational efficiencies and improve customer loyalty,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “Our second quarter performance was punctuated by solid growth and we will continue to grow our business both organically and inorganically.”

Highlights for TIBCO’s Second Fiscal Quarter 2004

During Q2, we added 73 new customers, including companies such as H.E. Butt Grocery Company, New York Power Authority, PepsiCo, Reserve Bank of New Zealand and Wachovia Securities, among others.

In addition, we increased our business through successfully expanding the footprint of our solutions with such leading companies as Société Générale, H&R Block, Smart & Final and Wynn Resorts, just to name a few.

Second Quarter Highlights:

•	Integration continues to be a primary focus area for companies as they try to leverage massive investments in CRM, ERP, and other systems, and try to orchestrate these assets. As new and existing customers find innovative ways to utilize TIBCO technology to solve business problems, TIBCO is pioneering the next stage of real-time business – Predictive Business™. Whereas real-time business is about responding faster than competitors, springing into action to address customer needs, and capturing opportunities ahead of the competition, Predictive Business is about avoiding problems altogether, anticipating customer needs and growth opportunities, and proactively addressing them.

•	As a result of re-entering the Financial Services sector with direct sales into financial services organizations, TIBCO has added 15 new financial services industry customers to our client base. In Q2, we added several new companies including Bank of America, BNP Paribas, Morgan Stanley, ISE, BPU Group and Allstate, just to name a few. These new customers come from various sectors of financial services such as retail banking, trading infrastructure, corporate and investment banking and exchanges.

•	On April 22nd, we announced our offer to acquire Staffware PLC and on June 7th, we declared the transaction to be wholly unconditional and Staffware became part of TIBCO. The acquisition of Staffware by TIBCO will broaden TIBCO’s solutions for automating and integrating business processes. Together, TIBCO’s leading real-time business integration platform and Staffware’s business process management technology have the potential to provide an unparalleled solution to today’s marketplace.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EST today to discuss its fiscal second quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at www.tibco.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software Inc.

TIBCO Software Inc. (NASDAQ:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-Time Business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven business integration, business optimization, and enterprise backbone solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. TIBCO believes that presentation of non-GAAP net income and non-GAAP net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core business operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding TIBCO’s commitment to continued growth, the continued focus of companies on integration and the ability of TIBCO to provide unparalleled solutions as a result of the acquisition of Staffware. Actual results could differ materially from such forward-looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate, if TIBCO is unable to successfully compete with existing or new competitors, if TIBCO cannot successfully execute its growth plans or if TIBCO is unable to successfully integrate Staffware and its products. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth herein, including TIBCO’s history of losses, the unpredictability of future revenue, TIBCO’s lack of long-term customer contracts, rapid technological and market changes, risks associated with infrastructure software and the volatility of TIBCO’s stock prices are discussed more fully in TIBCO’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to its most recent Annual Report on Form 10-K filed with the SEC on February 5, 2004, and reports filed after the Form 10-K. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

	Three Months Ended May 30, 2004			Six Months Ended May 30, 2004
	GAAP	Adjustments*	Non-GAAP	As Reported	Adjustments*	As Adjusted
Revenue	$81,249	$—	$81,249	$155,650	$—	$155,650
Cost of revenue	18,419	(1,201)	17,218	34,832	(2,406)	32,426

Gross profit	62,830	1,201	64,031	120,818	2,406	123,224

Operating expenses:
Research and development	13,839	(7)	13,832	26,958	(32)	26,926
Sales and marketing	26,891	(20)	26,871	53,527	(56)	53,471
General and administrative	5,736	(9)	5,727	10,542	(12)	10,530
Amortization of intangibles	483	(483)	—	982	(982)	—

Total operating expenses	46,949	(519)	46,430	92,009	(1,082)	90,927

Income from operations	15,881	1,720	17,601	28,809	3,488	32,297

Interest and other income, net	158	—	158	1,773	—	1,773

Income before taxes	16,039	1,720	17,759	30,582	3,488	34,070

Provision for income taxes (1)	6,441	307	6,748	12,456	491	12,947

Net income	$9,598	$1,413	$11,011	$18,126	$2,997	$21,123

Net income per share - basic	$0.05		$0.06	$0.09		$0.10

Basic shares outstanding	198,816		198,816	204,002		204,002

Net income per share - diluted	$0.05		$0.05	$0.08		$0.10

Diluted shares outstanding	212,658		212,658	217,555		217,555

*	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended May 30, 2004	Six Months Ended May 30, 2004
Net income, GAAP	$9,598	$18,126
Stock-based compensation	45	123
Amortization of intangibles	1,675	3,365
Provision for income taxes (1)	(307)	(491)

Net income, non-GAAP	$11,011	$21,123

(1)	The projected pro forma effective tax rate for 2004 of 38% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	May 30, 2004	February 29, 2004	November 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$101,254	$86,190	$83,278
Short-term investments	278,165	429,757	521,391
Accounts receivable, net	70,528	53,987	53,659
Accounts receivable from related parties	2,598	3,470	4,454
Cash restricted for acquisition	150,000	—	—
Other current assets	16,863	15,249	15,549

Total current assets	619,408	588,653	678,331

Property and equipment, net	115,567	116,926	119,124
Other assets	35,725	35,525	34,923
Goodwill	98,691	98,691	103,006
Acquired intangibles, net	4,510	6,184	7,875

Total assets	$873,901	$845,979	$943,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,968	$3,482	$3,692
Amounts due related parties	1	3	1,641
Accrued liabilities	47,280	37,884	36,219
Accrued excess facilities costs	38,509	40,471	42,522
Deferred revenue	49,458	46,251	42,914
Current portion of long term note payable	1,666	1,645	1,624

Total current liabilities	140,882	129,736	128,612

Long-term note payable	51,009	51,433	51,853

Stockholders’ equity:
Common stock	199	198	213
Additional paid-in capital	822,554	812,876	921,038
Unearned stock-based compensation	(174)	(196)	(254)
Accumulated other comprehensive income	(267)	1,832	225
Accumulated deficit	(140,302)	(149,900)	(158,428)

Total stockholders’ equity	682,010	664,810	762,794

Total liabilities and stockholders’ equity	$873,901	$845,979	$943,259

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended May 30, 2003	Six Months Ended May 30, 2003	Three Months Ended February 29, 2004	Three Months Ended May 30, 2004	Six Months Ended May 30, 2004
License Revenue:
Non-related parties	$27,977	$52,762	$36,459	$41,261	$77,720
Related parties	2,823	13,013	4,311	4,057	8,368

Total license revenue	30,800	65,775	40,770	45,318	86,088

Service and maintenance revenue:
Non-related parties	26,303	51,211	29,342	31,644	60,986
Related parties	3,826	7,049	3,519	3,317	6,836
Billed expenses	539	1,086	770	970	1,740

Total service and maintenance revenue	30,668	59,346	33,631	35,931	69,562

Total revenue	61,468	125,121	74,401	81,249	155,650

Cost of revenue:
Stock-based compensation	65	119	14	9	23
Other cost of revenue non-related parties	14,489	28,913	16,399	18,410	34,809
Other cost of revenue related parties	199	602	—	—	—

Gross Profit	46,715	95,487	57,988	62,830	120,818

Operating expenses:
Research and development
Stock-based compensation	148	375	25	7	32
Other research and development	17,119	34,395	13,094	13,832	26,926
Sales and marketing
Stock-based compensation	100	137	36	20	56
Other sales and marketing	29,099	55,948	26,600	26,871	53,471
General and administrative
Stock-based compensation	18	57	3	9	12
Other general and administrative	5,728	10,753	4,803	5,727	10,530
Restructuring charges	—	1,100	—	—	—
Amortization of acquired intangibles	499	998	499	483	982

Total operating expenses	52,711	103,763	45,060	46,949	92,009

Income (loss) from operations	(5,996)	(8,276)	12,928	15,881	28,809
Interest and other income, net	4,092	8,733	1,172	721	1,893
Realized gain (loss) on investments	900	1,362	443	(563)	(120)

Net income (loss) before income taxes	(1,004)	1,819	14,543	16,039	30,582
Provision for (benefit from) income taxes	(444)	718	6,015	6,441	12,456

Net income (loss)	$(560)	$1,101	$8,528	$9,598	$18,126

Net income per share - basic	$(0.00)	$0.01	$0.04	$0.05	$0.09

Shares used to compute net income per share - basic	211,213	210,718	209,188	198,816	204,002

Net income per share - diluted	$(0.00)	$0.01	$0.04	$0.05	$0.08

Shares used to compute net income per share - diluted	211,213	218,646	222,452	212,658	217,555

TIBCO Software Inc.

Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	May 30, 2003	May 30, 2004
Cash flows from operating activities:
Net income	$1,101	$18,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,249	6,300
Amortization of acquired intangibles	3,382	3,365
Amortization of stock-based compensation	688	117
Realized gain (loss) on investments, net	(1,362)	119
Acquisition and stock option related tax benefits	—	9,131

Changes in assets and liabilities:
Accounts receivable	11,196	(16,869)
Due from related parties, net	(3,368)	216
Other assets	(1,484)	(1,440)
Accounts payable	(894)	276
Accrued liabilities and excess facilities	(9,447)	7,126
Deferred revenue	(1,858)	6,544

Net cash provided by operating activities	5,203	33,011

Cash flows from investing activities:
Purchases of short-term investments	(441,098)	(390,339)
Sales and maturities of short-term investments	492,614	632,637
Purchases of property and equipment, net	(974)	(2,743)
Cash and short-term investments pledged as security	—	(150,748)
Purchases of private equity investments	—	(121)

Net cash provided by investing activities	50,542	88,686

Cash flows from financing activities:
Proceeds from exercise of stock options	596	9,236
Proceeds from employee stock purchase program	2,783	2,423
Payment for repurchase and retirement of common shares	—	(115,000)
Principal payments on long term debt	—	(802)

Net cash provided by (used for) financing activities	3,379	(104,143)

Effect of exchange rate changes on cash	(7)	422
Net change in cash and cash equivalents	59,117	17,976
Cash and cash equivalents at beginning of period	57,229	83,278

Cash and cash equivalents at end of period	$116,346	$101,254